Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: the Supervisory Board and Shareholders of ProQR Therapeutics N.V.

We consent to the incorporation by reference in Registration Statement No. 333-199451 on Form S-8 and Registration Statement No. 333-228251 on Form F-3 of our reports dated March 24, 2021 relating to the financial statements of ProQR Therapeutics N.V. and the effectiveness of ProQR Therapeutics N.V.’s internal control over financial reporting appearing in this Annual Report on Form 20-F of ProQR Therapeutics N.V. for the year ended December 31, 2020.

/s/ Deloitte Accountants B.V.

Amsterdam, the Netherlands

March 24, 2021